SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 11, 2007
ACE*COMM Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-21059	52-1283030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
704 Quince Orchard Road, Gaithersburg, Maryland 20878

(Address of principal executive offices)
Registrant’s telephone number, including area code: (301) 721-3000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 11, 2007, ACE*COMM Corporation completed a private placement of $4.2 million of senior secured convertible notes, yielding net proceeds to the Company of $3.6 million.
     The notes are to be repaid over a 3 year period ending June 2010, in equal monthly installments beginning December 30, 2008, 18 months into the term of the notes. Repayment must be in cash or, if the Company’s market price is 10% or more above the conversion price, in shares of the Company’s common stock, valued at the conversion price (or at the market price, in the event of payment of interest in stock). The stock portion of any repayment may not exceed 100% of the daily trading volume of the Company’s common stock without consent of the investors. The Company has a limited right to defer a specified number of monthly installments.
     The interest rate of 11.25% per annum will be reduced by 1% for every 25% increase in the share price over the life of the loan, but will be re-adjusted in the event of a subsequent share price reduction.
     The notes are convertible, from time to time, into shares of the Company’s common stock at a fixed conversion price of $0.80 per share, subject to certain adjustments. These adjustments will include an adjustment provision commonly known as a “ratchet,” which automatically lowers the conversion price if subsequent issuances of equity occur at a price below the conversion price, although the agreements prohibit the Company from making such issances of equity and thereby lowering the conversion price until all necessary shareholder approvals have been obtained. The notes also include standard provisions which adjust the conversion rate in the event of a stock split, stock dividend, combination or similar corporate transaction.
     The notes are guaranteed by the Company’s subsidiaries and secured by a pledge of substantially all assets of the Company and its subsidiaries. These notes replace the Company’s outstanding lines of credit with Silicon Valley Bank, which were repaid at closing. A description of the repaid lines of credit is contained in the Company’s annual and quarterly reports filed with the SEC, including the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and is incorporated herein by reference.
     The notes contain various financial covenants, including requirements to maintain specificed minimum tangible net worth, cash, quarterly revenues, EBITDA and eligible working capital. Events of default include the failure to pay principal, interest or other payments when due, the Company’s common stock ceasing to be listed on Nasdaq or over the bulletin board, material breaches of the investment documents, certain change of control events and specified bankruptcy events. Upon an event of default, the principal and all accrued interest may be accelerated at the option of the holders and become immediately due and payable, and the holders have the right to require the Company to repurchase the notes at a price equal to 125% of the outstanding principal amount plus accrued interest.
     The investment documents contain various limitations on other debt and equity financings during the three years in which the notes are outstanding, and require the proceeds of any such financings to be used to make an offer to pay down the notes. Those limitations include prohibitions on the incurrence of other senior or secured debt and rights of first refusal in the event of other debt and equity financings. The investors also have rights of approval over proposed sales of assets and rights of first refusal in the event of sales of any business line.

     The note holders were also issued warrants to purchase up to 1,860,760 shares of the Company’s common stock, exercisable for a period of 7 years, at a strike price of $0.84 per share, subject to certain adjustments. These adjustments will include an adjustment provision commonly known as a “ratchet,” which automatically lowers the warrant strike price if subsequent issuances of equity occur at a price below the warrant strike price, although the agreements prohibit the Company from making such issances of equity and thereby lowering the strike price until all necessary shareholder approvals have been obtained. The warrants also include standard provisions which adjust the number of shares and exercise price in the event of a stock split, stock dividend, combination or similar corporate transaction. The warrants may be exercised for cash or on a cashless basis. In addition, the Company has agreed to grant additional warrants under a “re-load” provision, should the Company exercise its call right or the holders exercise their warrants following the two year anniversary of the closing date at a time when the market price is 200% or more above the conversion price.
     The Company agreed to file a registration statement within 30 days of the closing date and to use its reasonable best efforts to cause the registration statement to become effective within 90 days after the closing date. Failure to do so will result in specified penalties. The Company must use its reasonable best efforts to keep the registration statement continuously effective until the fifth anniversary of the effective date of registration statement or such earlier date when all shares registered thereunder have been sold publicly.
     The Purchase Agreement for the private placement also contains representations and warranties, covenants and other provisions that the Company believes are typical of transactions of this type.
     The foregoing description of the private placement of notes and warrants is qualified in its entirety by reference to the full text of the Purchase Agreement, form of note and form of warrant which are filed as Exhibits 2.1, Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     The information regarding the termination of the bank lines of credit with Silicon Valley Bank and related liens disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 11, 2006, the Company borrowed $4.2 million from the note holders pursuant to the Purchase Agreement and the related senior secured convertible notes sold thereunder. The notes are a debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation of the Company. The information regarding the notes disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities
     The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement and the issuance of unregistered convertible notes and warrants in the private placement is incorporated into this Item 3.02. The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
2.1	Securities Purchase Agreement dated as of June 4, 2007 by and among ACE*COMM Corporation and the purchasers named therein.

4.1	Form of Series A Senior Secured Convertible Note Due June 8, 2010.

4.2	Form of Warrant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION (Registrant)
Date: June 14, 2007	/s/ Steven R. Delmar
	Name:	Steven R. Delmar
	Title:	Chief Financial Officer

Exhibit Index

Exhibit
No.	Description

2.1	Securities Purchase Agreement dated as of June 4, 2007 by and among ACE*COMM Corporation and the purchasers named therein.

4.1	Form of Series A Senior Secured Convertible Note Due June 8, 2010.

4.2	Form of Warrant.